FEDERATED INVESTORS, INC.

                            FEDERATED INVESTORS TOWER

                       PITTSBURGH, PENNSYLVANIA 15222-3779

                              INFORMATION STATEMENT

                                 MARCH 31, 2001

                                  INTRODUCTION

     This Information Statement is furnished to the shareholders (the "Shareholders") of Federated Investors, Inc. ("Federated") by the Board of Directors ("Board") in connection with the Annual Meeting of the Shareholders to be held on Wednesday, April 25, 2001 at the Westin Convention Center Pittsburgh (formerly called the "Doubletree Hotel"), Allegheny Grand Ballroom, Third Floor, 1000 Penn Avenue, Pittsburgh, Pennsylvania, at 10:00 a.m. local time. Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting.

     Federated has shares of both its Class A Common Stock, no par value per share (the "Class A Common Stock") and its Class B Common Stock, no par value per share (the "Class B Common Stock") issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange under the symbol FII. Except under certain limited circumstances, the entire voting power of Federated is vested in the holders of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the "Voting Trust"), and will be voted in person at the Annual Meeting. Accordingly, Federated is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Regulation ss.240.14c-2 of the Securities Exchange Act of 1934 (the "Exchange Act").

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed to the Shareholders on or about March 31, 2001. Federated's 2000 Annual Report to Shareholders accompanies this Information Statement.

                                VOTING SECURITIES

     Only holders of record of Class A Common Stock at the close of business on March 19, 2001 ("Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 9,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the three trustees of which are John F. Donahue, his wife, and his son J. Christopher Donahue, for the benefit of the members of the family of John F. Donahue.

     The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast in the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Under the terms of the Voting Trust, the trustees are authorized to vote shares owned by the Voting Trust, and as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. The Voting Trust is entitled to cast one vote per share of Class A
Common Stock for the election of directors. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. The trustees of the Voting Trust have advised that they intend to vote in favor of all the directors nominated by the Board.

                     BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

     The Board currently consists of ten members. Under Federated's bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was selected and until a successor is selected and qualified.

     The Board has nominated John F. Donahue, J. Christopher Donahue, Arthur L. Cherry, Thomas R. Donahue, Michael J. Farrell, John B. Fisher, James F. Getz, Eugene F. Maloney, John W. McGonigle, James L. Murdy, and Edward G. O'Connor for election as directors. All of the nominees for director, except for Mr. O'Connor, have previously served as members of the Board.


JOHN F. DONAHUE              Mr.  John  F.   Donahue  was   Chairman  and  Chief
   Age 76                    Executive  Officer  of  Federated  and a trustee of
                             Federated Investors, a Delaware business trust (the
                             "Trust") prior to the May 1998 merger of the Trust
                             into Federated, its wholly-owned subsidiary (the
                             "Merger"), and has continued as Chairman of
                             Federated following the consummation of the Merger.
                             He served as President of Federated from 1989 until
                             1993 and was a founder of the predecessor to
                             Federated. Mr. Donahue is Chairman or President and
                             a director or trustee of the investment companies
                             managed by subsidiaries of Federated. Mr. Donahue
                             is the father of J. Christopher Donahue and Thomas
                             R. Donahue, each of whom serves as an executive
                             officer and director of Federated.

J. CHRISTOPHER DONAHUE       Mr. J.  Christopher  Donahue  was a trustee  of the
   Age 51                    Trust  from 1989  until the  Merger  and has been a
                             director of  Federated  since the  consummation  of
                             the  Merger.  He  served  as  President  and  Chief
                             Operating  Officer  of  Federated  from 1993  until
                             April  1998,  when he  became  President  and Chief
                             Executive  Officer.  Prior to 1993,  he  served  as
                             Vice  President  of  Federated.  He is President or
                             Executive   Vice   President   of  the   investment
                             companies  managed  by  subsidiaries  of  Federated
                             and  a  director,   trustee,  officer  or  managing
                             general  partner of the investment  companies.  Mr.
                             Donahue  is the  son of  John  F.  Donahue  and the
                             brother of Thomas R. Donahue.


ARTHUR L. CHERRY             Mr.  Arthur L.  Cherry  was a trustee  of the Trust
   Age 47                    from 1997  until the Merger and has been a director
                             of Federated since the consummation of the Merger.
                             He is the President and Chief Executive Officer of
                             Federated Services Company, a wholly-owned
                             subsidiary of Federated. Prior to joining Federated
                             in January 1997, he was a managing partner of AT&T
                             Solutions, former president of Scudder Services
                             Corporation, and a managing director of Scudder,
                             Stevens & Clark.

THOMAS R. DONAHUE            Mr.  Thomas R.  Donahue  was a trustee of the Trust
   Age 42                    from 1995  until the Merger and has been a director
                             of  Federated   since  the   consummation   of  the
                             Merger.  He has been Vice  President  of  Federated
                             since 1993 and currently  serves as Vice President,
                             Treasurer  and Chief  Financial  Officer.  Prior to
                             joining  Federated,  Mr. Donahue was in the venture
                             capital  business,   and  from  1983  to  1987  was
                             employed  by PNC  Bank  in its  Investment  Banking
                             Division.  Mr.  Donahue  is  the  son  of  John  F.
                             Donahue and the brother of J. Christopher Donahue.

MICHAEL J. FARRELL           Mr.  Michael J. Farrell was elected to the Board in
   Age 51                    August  1998.  He is  currently  the  President  of
                             Farrell   &   Co.,   a   merchant    banking   firm
                             specializing in heavy manufacturing  companies.  He
                             has also  served  in  executive  capacities  for MK
                             Rail Corporation,  Motor Coil Manufacturing Co. and
                             Season-All  Industries.  Mr. Farrell is a Certified
                             Public  Accountant.  Mr. Farrell  currently  serves
                             as a director of       C-Cor.net Corp.

JOHN B. FISHER               Mr.   John  B.   Fisher  has  been  a  director  of
   Age 44                    Federated  since the  consummation  of the  Merger.
                             He is President-Institutional Sales Division of
                             Federated Securities Corp., a wholly-owned
                             subsidiary of Federated, and is responsible for the
                             distribution of Federated's products and services
                             to investment advisors, insurance companies,
                             retirement plans and corporations.

JAMES F. GETZ                Mr.  James F. Getz has been a director of Federated
   Age 54                    since the  consummation  of the  Merger.  He serves
                             as President - Retail  Sales  Division of Federated
                             Securities  Corp.,  a  wholly-owned  subsidiary  of
                             Federated and is responsible  for the marketing and
                             sales  efforts  in  the  trust  and   broker/dealer
                             markets.   Mr.  Getz  is  a   Chartered   Financial
                             Analyst.



EUGENE F. MALONEY            Mr.  Eugene F.  Maloney  was a trustee of the Trust
   Age 56                    from 1989 until the Merger and has  continued  as a
                             director of Federated since the consummation of the
                             Merger. He serves as a Vice President of Federated,
                             and provides certain legal, technical and
                             management expertise to Federated's sales
                             divisions, including regulatory and legal
                             requirements relating to a bank's use of mutual
                             funds in both trust and commercial environments.

JOHN W. MCGONIGLE            Mr.  John W.  McGonigle  was a trustee of the Trust
   Age 62                    from 1989  until the Merger and has been a director
                             of  Federated   since  the   consummation   of  the
                             Merger.  Mr.  McGonigle  has served as Secretary of
                             Federated  since 1989. He served as Vice  President
                             of Federated  from 1989 until August 1995,  when he
                             became  Executive  Vice  President.  Mr.  McGonigle
                             acted as General  Counsel of  Federated  until 1998
                             when   he   became   the   Chief   Legal   Officer.
                             Mr. McGonigle   is  Executive  Vice  President  and
                             Secretary of the  investment  companies  managed by
                             subsidiaries of Federated.

JAMES L. MURDY               Mr.  James L.  Murdy  was  elected  to the Board in
    Age 62                   August   1998.   He  is   currently   Director  and
                             Executive Vice President of Allegheny  Technologies
                             Incorporated,     a    diversified    manufacturing
                             corporation,  and, prior to becoming Executive Vice
                             President,  served as Executive  Vice President and
                             Chief   Financial   Officer  of  Allegheny   Ludlum
                             Corporation.   Mr.  Murdy  is  a  Certified  Public
                             Accountant.

EDWARD G. O'CONNOR           Since 2000,  Mr.  Edward G.  O'Connor has served as
   Age 60                    Senior Counsel to the litigation  department of the
                             law firm  Eckhert,  Seamans,  Cherin  & Mellot  LLC
                             ("Eckhert   Seamans").   From  1973  to  1999,  Mr.
                             O'Connor  was a Member  of  Eckhert,  Seamans.  Mr.
                             O'Connor's  legal  practice  focuses  primarily  on
                             products liability and commercial litigation.



MEETINGS AND COMMITTEES OF THE BOARD

     In 2000, the Board met on six occasions. The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

      AUDIT COMMITTEE

     The Audit Committee currently consists of Michael J. Farrell and James L. Murdy, neither of who is an officer or employee (or former officer or employee) of Federated. Mr. Murdy is Chairman of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A. The members of the Audit Committee are "Independent", as defined by the Listing Standards of the New York Stock Exchange. The Audit Committee is responsible for assisting the Board in fulfilling its statutory and fiduciary responsibilities for the audit function of Federated and in monitoring its accounting and financial reporting practices; determining that Federated has adequate administrative, operational and internal accounting controls and that Federated is operating in accordance with its prescribed procedures and codes of conduct; determining that Federated has in place policies and procedures to enable it to comply with applicable laws and regulations and that such compliance is occurring; and providing general oversight for the internal and external audit function. Its functions include recommending to the Board the appointment of independent auditors and reviewing with the internal auditors and the independent auditors their annual audit plans and monitoring their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated's auditors, legal counsel and responsible officers. In 2000, the Audit Committee met on five occasions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") oversees Federated's financial reporting process on behalf of the Board of Directors (the "Board"). Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Federated's accounting principles as applied to the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received and discussed with the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1 relating to the auditors' independence from management and Federated. The Committee has considered whether the provisions of non-audit services by the independent auditors is compatible with maintaining the independent auditors' independence.

     The Committee discussed with Federated's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Federated's internal controls, and the overall quality of Federated's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee also recommended to the Board the selection of Federated's independent auditors.

Respectfully Submitted:
      James L. Murdy, Audit Committee Chairman
      Michael J. Farrell, Audit Committee Member

      COMPENSATION COMMITTEE

     The Compensation  Committee currently consists of Michael J. Farrell, James
L. Murdy and J. Christopher Donahue as a non-voting member. Mr. Donahue is the President and Chief Executive Officer of Federated. Mr. Farrell is Chairman of the Compensation Committee. This committee recommends compensation levels of senior management, works with senior management on benefit and compensation programs for Federated employees and monitors local and national compensation trends to ensure Federated's compensation program is competitive within the mutual fund industry. In 2000, the Compensation Committee met on two occasions. The bonus awards for the year ended December 31, 1999 and the base compensation levels for 2000 were established by the Compensation Committee.

COMPENSATION OF DIRECTORS

     Members of the Board who are also employees of Federated do not receive cash compensation for their services as directors. Members of the Board who are not employees receive (i) $15,000 per year, payable in quarterly installments,
(ii) options to purchase 7,500 shares of Class B Common Stock upon initial election to the Board, which are subject to a three-year vesting schedule, (iii) 2,250 options to purchase shares of Class B Common Stock annually, which vest immediately upon grant, and (iv) $1,000 annually as compensation for Committee Chairmanship. According to Federated's Stock Incentive Plan, all of the vested options granted to outside directors are immediately exercisable and may be exercised for a period of ten years from the date of the grant, provided that, in the event of the death or disability of the outside director, the options may only be exercised within twelve months after the death or disability and, in the event that the outside director's service to Federated is terminated for any reason other than death or disability, the options may only be exercised for a period of thirty days after the date of such termination of services.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 for Federated's Chief Executive Officer and for the four other most highly compensated executive officers of Federated (the "Named Executive Officers").


                              ANNUAL COMPENSATION                        LONG TERM COMPENSATION AWARDS

                                                      Other                          Securities
Name and                                              Annual         Restricted      Underlying
Compensation                  Salary       Bonus      Compensation   Stock Awards    Options/SARs   All Other
Principal Position(s)   Year    ($)        ($)(1)     ($)(2)          ($)            (#)(3)         ($)(4)
John F. Donahue         2000  1,700,000   1,000,000   90,746          ---            ---            10,502
Chairman                1999  1,680,000     900,000   86,139          ---            ---            10,874
                        1998  1,650,000     900,000      ---          ---            ---            10,439

J. Christopher Donahue  2000    900,000     591,346   51,055          ---            531,100        35,096
President and Chief     1999    890,000     513,482      ---          ---             47,700        17,674
Executive Officer       1998    860,000     408,784      ---          ---             46,200        18,810

Arthur L. Cherry        2000    680,000     543,933      ---          ---            528,620         8,312
President, Federated    1999    660,000     403,354      ---          ---             36,900         8,309
Services Company        1998    630,000     294,156      ---          ---            483,300         8,099

James F. Getz           2000    400,000     709,615     56,580        ---            437,320         8,242
President, Retail Sales 1999    390,000     579,244      ---          ---             53,400         8,465
Division of Federated   1998    365,000     469,300      ---          ---             52,500         7,915
Securities Corp.


Thomas R. Donahue       2000    680,000     484,930      ---          ---            425,500        23,405
Vice President and      1999    660,000     387,364      ---          ---             35,400        14,314
Chief Financial Officer 1998    640,000     268,196      ---          ---             30,300        14,505

(1) The amounts set forth in this column for 2000 do not include amounts which were earned by the Named Executive Officers in 2000 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 2001. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, Cherry, Getz, and Thomas R. Donahue elected to forego $408,654, $376,067, $490,385, and $335,070, respectively, in cash bonus awards in favor of options

     The amounts set forth in this column for 1999 do not include amounts which were earned by the Named Executive Officers in 1999 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 2000. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, Cherry, Getz, and Thomas R. Donahue elected to forego $286,518, $221,646, $320,756, and $212,636, respectively, in cash bonus awards in favor of options.

     The amounts set forth in this column for 1998 do not include amounts which were earned by the Named Executive Officers in 1998 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 1999. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, Cherry, Getz, and Thomas R. Donahue elected to forego $216,216, $155,844, $245,700, and $141,804 respectively, in cash bonus awards in favor of options.

(2)  Includes   $39,525   attributable  to  Mr.  John  F.  Donahue  and  $21,200
     attributable to Mr. Getz for use of the corporate jet respectively. Also includes $14,606 attributable to Mr. Getz for use of a company car.

(3) Securities reported in this column for 2000 consist of shares of Class B Common Stock subject to options acquired in January 2001, by the Named Executive Officers in lieu of a portion of their respective 2000 earned cash bonus awards, in the following amounts: Mr. J. Christopher Donahue, 31,100 shares; Mr. Cherry, 28,620 shares; Mr. Getz, 37,320 shares; and Mr. Thomas R. Donahue, 25,500 shares. All such options are currently exercisable. Securities reported in this column for 2000 also consist of shares of Class B Common Stock subject to options acquired in July 2000 (the "July 2000 options"), in the following amounts: Mr. J. Christopher Donahue, 500,000 shares; Mr. Cherry, 500,000 shares; Mr. Getz, 400,000 shares; and Mr. Thomas R. Donahue, 400,000 shares. None of the July 2000 options were exercisable as of the fiscal year end.

     Share totals in this column for 1999 and 1998 reflect the results of Federated's 3 for 2 stock split, which was declared on June 22, 2000.

     Securities reported in this column for 1999 consist of shares of Class B Common Stock subject to options acquired in January 2000, by the Named Executive Officers in lieu of a portion of their respective 1999 earned cash bonus awards. All such options are currently exercisable.

     Securities reported in this column for 1998 consist of shares of Class B Common Stock subject to options acquired in January 1999, by the Named Executive Officers in lieu of a portion of their respective 1998 earned cash bonus awards, in the following amounts: Mr. J. Christopher Donahue, 46,200 shares; Mr. Cherry, 33,300 shares; Mr. Getz, 52,500 shares; and Mr. Thomas R. Donahue, 30,300 shares. All such options are currently exercisable. Securities reported in this column with respect to Mr. Cherry for 1998 also consist of 450,000 Class B Common Stock subject to options which are currently exercisable.

(4) Includes matching contributions under Federated's 401(k) Plan of $6,400 in 2000 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. Cherry, Mr. Getz, and Mr. Thomas R. Donahue. Also included is the present value of the economic benefit to the executive in 2000 of the corporate premiums paid to purchase split dollar life insurance contracts of $21,084 for Mr. J. Christopher Donahue and of $9,251 for Mr. Thomas R. Donahue. In addition, Federated paid premiums for life, accidental death, and long term disability insurance with respect to Mr. John F. Donahue of $4,102, Mr. J. Christopher Donahue of $7,612, Mr. Cherry of $1,912, Mr. Getz of $1,842, and Mr. Thomas R. Donahue of $7,754 in 2000. The split dollar life insurance contract for Mr. John F. Donahue is fully paid, and Federated is entitled to recover all of the premiums paid by it through the cash surrender value of such policy.

     Includes matching contributions under Federated's 401(k) Plan of $6,400 in 1999 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. Cherry, Mr. Getz, and Mr. Thomas R. Donahue. Also included is the present value of the economic benefit to the executive in 1999 of the corporate premiums paid to purchase split dollar life insurance contracts of $3,860 for Mr. J. Christopher Donahue and of $330 for Mr. Thomas R. Donahue. In addition, Federated paid premiums for life, accidental death, and long term disability insurance with respect to Mr. John F. Donahue of $4,474, Mr. J. Christopher Donahue of $7,414, Mr. Cherry of $1,909, Mr. Getz of $2,065, and Mr. Thomas R. Donahue of $7,584 in 1999. The split dollar life insurance contract for Mr. John F. Donahue is fully paid, and Federated is entitled to recover all of the premiums paid by it through the cash surrender value of such policy.

     Includes matching contributions under Federated's 401(k) Plan of $6,400 in 1998 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. Cherry, Mr. Getz, and Mr. Thomas R. Donahue. Also included is the present value of the economic benefit to the executive in 1998 of the corporate premiums paid to purchase split dollar life insurance contracts of $5,656 for Mr. J. Christopher Donahue and of $1,351 for Mr. Thomas R. Donahue. In addition, Federated paid premiums for life, accidental death, and long term disability insurance with respect to Mr. John F. Donahue of $4,039, Mr. J. Christopher Donahue of $6,754, Mr. Cherry of $1,699, Mr. Getz of $1,515, and Mr. Thomas R. Donahue of $6,754 in 1998. OPTION GRANTS IN LAST YEAR

     The table below sets forth information with respect to stock options granted to the Named Executive Officers in 2000. The options listed below are included in the Summary Compensation Table.


                         NUMBER      % OF
                         OF          TOTAL
                         SECURITIES  OPTIONS                               GRANT DATE
                         UNDERLYING  GRANTED      EXERCISE    EXPIRATION     PRESENT
        NAME             OPTIONS     TO           PRICE          DATE       VALUE
                         GRANTED     EMPLOYEES     ($/SH)                     ($)(3)
                          (1)(2)     IN YEAR
----------------------   ----------  -----------  ----------  -----------   -----------

J. Christopher             100,000      1.8         24.8750    6/30/2011     1,329,000
Donahue
                           100,000      1.8         27.5000    6/30/2011     1,259,000
                           100,000      1.8         30.0000    6/30/2011     1,197,000
                           100,000      1.8         32.5000    6/30/2011     1,140,000
                           100,000      1.8         35.0000    6/30/2011     1,086,000
                            31,100      0.5         29.8125    1/22/2011       408,654

Arthur L. Cherry           100,000      1.8         24.8750   12/31/2010     1,302,000
                           100,000      1.8         27.5000   12/31/2010     1,230,000
                           100,000      1.8         30.0000   12/31/2010     1,167,000
                           100,000      1.8         32.5000   12/31/2010     1,108,000
                           100,000      1.8         35.0000   12/31/2010     1,054,000
                            28,620      0.5         29.8125    1/22/2011       376,067

James F. Getz               80,000      1.4         24.8750    6/30/2011     1,063,200
                            80,000      1.4         27.5000    6/30/2011     1,007,200
                            80,000      1.4         30.0000    6/30/2011       957,600
                            80,000      1.4         32.5000    6/30/2011       912,000
                            80,000      1.4         35.0000    6/30/2011       868,800
                            37,320      0.7         29.8125    1/22/2011       490,385

Thomas R. Donahue           80,000      1.4         24.8750    6/30/2011     1,063,200
                            80,000      1.4         27.5000    6/30/2011     1,007,200
                            80,000      1.4         30.0000    6/30/2011       957,600
                            80,000      1.4         32.5000    6/30/2011       912,000
                            80,000      1.4         35.0000    6/30/2011       868,800
                            25,500      0.4         29.8125    1/22/2011       335,070
----------------------

(1) Securities reported in this column include shares of Class B Common Stock subject to options acquired in January 2001, by the Named Executive Officers in lieu of a portion of their respective 2000 earned cash bonus awards, which are currently exercisable in the following amounts: Mr. J. Christopher Donahue, 31,100 shares; Mr. Cherry, 28,620 shares; Mr. Getz, 37,320 shares; and Mr. Thomas R. Donahue, 25,500 shares. All other Class B Common Stock option awards listed above are not currently exercisable.

(2) Securities reported in this column do not reflect shares of Class B Common Stock subject to options acquired in January 2000, by the Named Executive Officers in lieu of a portion of their respective 1999 earned cash bonus awards, which are currently exercisable, in the following amounts: Mr. J. Christopher Donahue, 47,700 shares; Mr. Cherry, 36,900 shares; Mr. Getz, 53,400 shares; and Mr. Thomas R. Donahue, 35,400 shares.

(3) The Grant Date Present Value for the options acquired by the Named Executive was calculated using the Black-Scholes option pricing model. The Black-Scholes value was calculated using the following assumptions; an expected volatility ranging from 30% to 31%, a risk-free rate of return ranging from 5.34% to 6.22%, a dividend yield ranging from .50% to .56% and an expected time to exercise ranging from eight years to 10.75 years.

                         AGGREGATED OPTION/SAR EXERCISES

                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The table below sets forth information with respect to stock options held by the Named Executive Officers in 2000.


                                                    NUMBER OF
                                                    SECURITIES           VALUE OF
                                                    UNDERLYING         UNEXERCISED
                                                   UNEXERCISED         IN-THE-MONEY
                                                   OPTIONS/SARS      OPTIONS/SARS AT
                         SHARES        VALUE        AT FY-END         FY-END ($)(2)
NAME                     ACQUIRED     REALIZED        (#)(1)
                         ON             ($)                            EXERCISABLE/
                         EXERCISE                  EXERCISABLE/       UNEXERCISABLE
                                (#) UNEXERCISABLE

-----------------------  -----------  ---------   ---------------   -------------------
J. Christopher Donahue      ---         ---       93,900/500,000     1,561,952/587,500
Arthur L. Cherry            ---         ---       520,200/590,000   11,482,164/2,848,750
James F. Getz               ---         ---       105,900/490,000   1,762,140/2,731,250
Thomas R. Donahue           ---         ---       65,700/490,000    1,089,914/2,731,250
-----------------------

(1) Securities reported in this column do not include shares of Class B Common Stock subject to options acquired by the Named Executive Officers in 2001 in lieu of a portion of their respective cash bonus awards for 2000 in the following amounts: Mr. J. Christopher Donahue, 31,100 shares; Mr. Cherry, 28,620 shares; Mr. Getz, 37,320 shares; and Mr. Thomas R. Donahue, 25,500 shares. All such options are currently exercisable.

(2) The "value of unexercised in-the-money options" is calculated by subtracting the exercise price from $29.125, which was the closing sales price of a share of Class B Common Stock on the New York Stock Exchange on December 29, 2000.

EMPLOYMENT AGREEMENTS

     Federated has entered into employment contracts with the following Named Executive Officers:

     ARTHUR L. CHERRY. Pursuant to a January 16, 1997 agreement, Federated is obligated to provide Mr. Cherry with (i) a base salary, (ii) an opportunity to earn a bonus and (iii) certain other benefits, including health and severance pay benefits, among others. Mr. Cherry agrees not to compete with Federated for a period of six months following the termination of his employment by Federated, unless such termination occurs more than three years following the sale of 51% or greater of Federated's Class A Common Stock to a non-family member of the current holders of the Class A Common Stock. Furthermore, Mr. Cherry agrees not to solicit employees of Federated for any other organization or to employ any employee of Federated for a period of three years following the termination of his employment with Federated.

     JAMES F. GETZ. Pursuant to a December 22, 1993 agreement, Federated is obligated to provide Mr. Getz with an annual base salary and certain other benefits. Upon the termination of his employment with Federated, Mr. Getz agrees not to compete with Federated for a period of two years. In addition, Mr. Getz agrees not to solicit or employ any of the employees of Federated following the termination of his employment by Federated.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") consists of two voting members, Federated's independent directors and one non-voting member, the Chief Executive Officer. In 2000, the Committee established the 2000 salaries and the 1999 bonuses for the Chief Executive Officer. In January 2001, the Committee established the 2000 bonuses for the executive officers as well as their salaries for 2001.

     Federated's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual incentive bonuses based upon the individual's and Federated's performance. Compensation of the Named Executive Officers is determined by the Committee with bonus awards made under the Executive Annual Incentive Compensation Plan (the "Compensation Plan") and the Stock Incentive Plan (the "Stock Plan"). Consistent with compensation practices generally applied in the investment management business, base salaries in many areas of responsibility are intended to form a competitive percentage of total cash compensation with a significant portion of compensation intended to be derived from payments made under the Compensation Plan and the Stock Plan, provided, of course, that the performance goals are met. As a general matter, the size of the pool available for such bonus payments under the Compensation Plan is 7.5% of operating profits of Federated, which consists of annual total revenues less distributions to minority interests and less total expenses excluding amortization of intangibles and debt expenses.

     In determining the appropriate level of compensation, the Committee acknowledges that the investment management business is highly competitive and that experienced professionals have significant career mobility. Its members believe that the ability to attract, retain, and provide appropriate incentives for highly qualified and experienced personnel is critical to maintain
Federated's competitive position in the investment management business, and thereby provide for the future success of Federated. The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs that are consistent with stockholder interests, are necessary for the motivation and retention of Federated's professional personnel. Federated's compensation programs are keyed to achievement, as determined by the Committee, of short and long-term performance goals.

     The Committee believes that the opportunity to earn incentive compensation motivates employees and ties their success to that of Federated. The payment of incentive compensation in the form of stock of Federated further aligns the interests of the management of Federated with those of its stockholders and encourages them to focus on the long range growth and development of Federated. The Committee is continuing to review this part of the compensation program. In 2000, ten of the senior executives chose to have a portion of their cash bonus paid in options on Class B Common Stock of Federated. Options on 200,000 shares of Class B Common Stock were awarded pursuant to this election at an exercise price equal to the market price on the day the options were granted. In addition, options on 2,700,000 shares of Class B Common Stock were awarded to senior executives including the Chief Executive Officer at an exercise price equal to the market price on the day the options were granted for the initial twenty percent of the options awarded with the exercise price increasing incrementally for each additional twenty percent .

     In determining the awards for 2000 the Committee considered a variety of factors, including that Federated had achieved record revenues, earnings and earnings per share for the year. The Committee considered the performance of Federated's stock as compared to the indices set forth in the performance graph included in this Information Statement and investment performance and financial performance on a comparative basis with other public companies in the investment management business. Marketing and sales effectiveness and product performance were also reviewed. The Committee took into consideration Federated's historical compensation policies as well as industry compensation trends. In its review of compensation, and, in particular, in determining the amount and form of actual awards for the Chief Executive Officer and the other executive officers, the Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, Federated's overall performance during the prior periods, and its future objectives and challenges. Although the Committee considered a number of different individual and corporate performance factors, no specific weighting was given to any such factor.

     The Committee has determined that Mr. J. Christopher Donahue will participate in the Compensation Plan. Bonuses paid to Mr. J. Christopher Donahue depend upon both his performance and that of Federated. The Committee has also taken into consideration the responsibilities of operating as a public company.

     The Committee's goal is to maintain compensation programs which are competitive within the investment management business. The Committee believes that 2000 compensation levels disclosed in this Information Statement are reasonable and appropriate in light of Federated's strong performance.

     Executive officers also participate in a combined 401(k)/Profit Sharing Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of Federated.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code, as amended, which limits the deductibility by Federated of certain executive compensation for federal income tax purposes, did not apply to Federated in the year ended December 31, 2000. This is due to the application of the private to public exception, which limits the application of Section 162(m) for the first three years following the calendar year in which the IPO takes place, provided (i) the compensation plans or arrangements in existence were disclosed in the prospectus accompanying the IPO, (ii) the plan or arrangement does not expire or undergo material modification or (iii) all stock allocated under the plan has been issued. Federated will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits. However, Federated may make awards that do not comply with Section 162(m) if it believes that the compensation awards granted were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements even if such compensation exceeded the deductibility limits of Section 162(m).

Respectfully Submitted:
Compensation Committee
     Michael J. Farrell, Chairman
     James L. Murdy
     J. Christopher Donahue (non-voting)


COMPARATIVE STOCK PERFORMANCE

     The following performance graph compares the total stockholder return of an investment in Federated's Class B Common Stock to that of the Russell 1000 (R) Index and to a Peer Group Index of publicly-traded asset management firms for the period commencing with May 13, 1998, the date on which the Class B Common Stock was first registered under Section 12 of the Exchange Act and ending on December 31, 2000. The graph assumes that the value of the investment in Federated's Class B Common Stock and each index was $100 on May 13, 1998. Total return includes reinvestment of all dividends. The Russell 1000 (R) Index measures the performance of the 1,000 largest U.S. companies based on total market capitalization. Federated is included in this index. Peer Group returns are weighted by the market capitalization of each firm at the beginning of each measurement period. The historical information set forth below is not necessarily indicative of future performance. Federated does not make or endorse any predictions as to future stock performance.

     [a chart has been omitted which visually depicts the information included in the table below]


                          5/13/98     12/31/98    12/31/99     12/31/00
                          -------     --------    --------     --------
           Federated        100        95.77       107.00       234.51
        Russell 1000(R)     100        109.38      130.67       119.12
        Peer Group*, **     100        74.10        79.72       111.18

* The following companies are included in the Peer Group:

      Franklin Resources, Inc.               Liberty Financial Companies, Inc.
      T. Rowe Price Associates, Inc.         Phoenix Investment Partners, Ltd.
      Waddell & Reed Financial, Inc.         The John Nuveen Company
      Eaton Vance Corp.                      Affiliated Managers Group, Inc.

     ** United Asset Management Corp. and The Pioneer Group, Inc. were included in the graph and calculations appearing in last year's Information Statement, dated March 31, 2000, but are excluded from this year's graph and calculations due to acquisition by other entities and subsequent de-listing of their respective shares.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     During 2000, no director of Federated served as an executive officer of or beneficially owned of record in excess of a 10% equity interest in (i) any business or professional entity which made during 2000 or proposes to make during the current year, payments to Federated for property or services in excess of five percent of Federated's consolidated gross revenues for 2000 or in excess of five percent of the other entity's consolidated gross revenues for the last year, (ii) any business or professional entity to which Federated made during 2000 or proposes to make during the current year payments for property or services in excess of five percent of Federated's consolidated gross revenues for 2000 or in excess of the other entity's consolidated gross revenues for its last year, or (iii) any business or professional entity to which Federated was indebted to at the end of 2000 in an aggregate amount in excess of five percent of Federated's total consolidated assets at the end of 2000.

     None of the current directors of Federated was, during 2000: (i) a member of, or counsel to, any law firm that Federated retained during 2000 or proposes to retain during the current year, or (ii) a partner or executive officer of any investment banking firm that performed services for Federated during 2000 or that Federated proposes to have perform services for Federated during the current year. In 2000, Mr. Edward G. O'Connor, a nominee for director, served as senior counsel to the litigation department of Eckhert, Seamans. Federated retained Eckhert Seamans in 2000 to provide Federated with limited legal services relating almost exclusively to intellectual property matters. In 2000, Eckhert, Seamans received $25,132 for the legal services rendered to Federated. Federated is not aware of any other relationships between any of the directors nominated for election to the Board at the Annual Meeting that are similar in nature and scope to those relationships discussed above. If elected, it is anticipated that Mr. O'Connor would be considered "Independent," as defined by the Listing Standards of the New York Stock Exchange and would serve on Federated's Audit Committee.

                               SECURITY OWNERSHIP

CLASS A COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of Federated's Class A Common Stock by each person who is known by Federated to own beneficially more than 5% of the outstanding shares of Class A Common Stock as of February 28, 2001.

                                              SHARES
                                            BENEFICIALLY     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED(1)          CLASS

Voting Shares Irrevocable Trust
dated May 31, 1989                              9,000          100.0%

c/o  The Beechwood Company
Suite 718, Bigelow Corporate Center
Pittsburgh, Pennsylvania  15219

(1) Reflects the results of Federated's 3 for 2 stock split which was declared on June 22, 2000.

     All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are John F. Donahue, his wife, and his son
J. Christopher Donahue for the benefit of members of the family of John F. Donahue. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated or as required by applicable law.

CLASS B COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of Federated's Class B Common Stock as of February 28, 2001 by (i) each of the current and newly nominated Directors of Federated, (ii) Named Executive Officers of Federated, and (iii) all Executive Officers and current and newly nominated Directors of Federated as a group.

                                               SHARES
                                            BENEFICIALLY         PERCENT OF
NAME                                      OWNED (1)(2)(3)          CLASS

----------------------------------------- -----------------   -----------------

John F. Donahue (4)                             13,283,481               11.2%

J. Christopher Donahue (5)                       6,944,693               5.8

John W. McGonigle (6)                            6,126,064               5.2

Thomas R. Donahue (7)                            3,266,177               2.8

Arthur L. Cherry (8)                             1,335,762               1.1
 .
James F. Getz (9)                                1,076,955                 *

John B. Fisher (10)                                444,640                 *

Eugene F. Maloney (11)                             160,535                 *

Michael J. Farrell (12)                             39,750                 *

James L. Murdy (13)                                 14,250                 *

Edward G. O'Connor                                     600                 *
-----------------------------------------
All Executive Officers and current and          34,286,767               28.9%
newly nominated Directors  as a Group
(14 persons)
-----------------------------------------
* Less than 1%.

     (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

     (2) Reflects the results of Federated's 3 for 2 stock split, which was declared on June 22, 2000.

     (3) Does not include 560,954 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the 401(k)/ Profit Sharing Plan.

     (4) Includes 6,948,757 shares owned by The Beechwood Company, a limited partnership of which AWOL, Inc. is the general partner; Mr. John F. Donahue is a shareholder of AWOL, Inc. (Mr. Donahue disclaims beneficial ownership of approximately 3,474,379 shares owned by The Beechwood Company); 4,558,338 shares owned by Comax Partners Limited Partnership, a limited partnership of which Comax, Inc. is general partner; Mr. Donahue is the sole shareholder of Comax, Inc. (Mr. Donahue disclaims beneficial ownership of substantially all of the 4,558,338 shares owned by Comax Partners Limited Partnership); 838,573 shares by owned Shamrock Properties, Inc., a corporation of which Mr. Donahue is the sole shareholder; 612,000 shares owned by Richmond Farms Realty Trust, a Pennsylvania business trust, of which Mr. Donahue is a shareholder (Mr. Donahue disclaims beneficial ownership of substantially all of the 612,000 shares owned by Richmond Farms Realty Trust); and 314,355 shares owned by Bay Road Partners, a Pennsylvania limited partnership, of which AWOL, Inc. is the general partner.

     (5)  Includes  4,725,647  shares  owned  jointly  with Mrs. J.  Christopher
          Donahue; includes 1,264,626 shares for which Mr. J. Christopher Donahue has the power to sell, transfer or otherwise dispose under powers of attorney; includes 266,920 shares for which Mr. J.
          Christopher Donahue is a custodian of shares under the Uniform Transfer for Minors Act (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 266,920 shares for which he acts as custodian); and includes 125,000 stock options which are currently exercisable.

     (6) Includes 6,076,824 shares owned by Fairview Partners, L.P. a limited partnership of which 713 Investment Corporation is the sole general partner; Mr. McGonigle is a shareholder of 713 Investment Corporation; includes 29,787 currently exercisable stock options held by 713 Investment Company, L.P., a limited partnership of which 713 Investment Corporation is the sole general partner; includes 19,453 currently exercisable stock options held in a trust for the benefit of certain descendants.

     (7) Includes 1,653,868 shares of which Mr. Thomas R. Donahue is a custodian of shares under the Uniform Trust for Minors Act (Mr. Thomas
          R. Donahue disclaims beneficial ownership of all of the 1,653,868 shares for which he acts as custodian); 209,069 shares owned jointly by Mr. and Mrs. Thomas R. Donahue; 916,050 shares owned by Maxfund Partners, L.P., a limited partnership, of which Maxfund, Inc. is the general partner; Mr. T. Donahue is a shareholder of Maxfund, Inc.; and includes 91,200 stock options which are currently exercisable.

     (8) Includes 74,064 shares owned by or on behalf of Mr. Cherry's children; includes 693,243 shares owned jointly by Mr. and Mrs. Cherry; includes 19,635 shares owned by Mrs. Cherry; and includes 548,820 stock options which are currently exercisable.

     (9)  Includes 143,220 stock options which are currently exercisable.

     (10) Includes 67,500 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. Fisher is a general partner; and includes 54,640 stock options which are currently exercisable.

     (11) Includes 36,000 shares owned by Mrs. Maloney, and 7,000 stock options which are currently exercisable.

     (12) Includes 9,750 stock options which are currently exercisable.

     (13) Includes 9,750 stock options which are currently exercisable.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, Federated's directors, its executive officers and any persons beneficially owning more than ten percent of Federated's Class A Common Stock and Class B Common Stock are required to report their ownership of Federated's Class A and Class B Common Stock and any changes in that ownership to the Commission and to the New York Stock Exchange. Specific due dates for these reports have been established and Federated is required to report in this Information Statement any failure to file by these dates. All of these filing requirements were satisfied. In making these statements, Federated has relied on copies of the reports that its officers, directors and beneficial owners of more than ten percent of Federated's Class A or Class B Common Stock have filed with the Commission.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the independent auditors for 2000 and continues to serve as independent auditors for Federated. Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The following fees were paid to the independent auditors for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, the review of the financial statements in the Company's Forms 10Q for the fiscal year 2000 and other services rendered to the Company:

AUDIT FEES:  $351,000
----------


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:  $0
------------------------------------------------------------


ALL OTHER FEES:  $978,045
--------------


                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Rule 14a-8 of the Exchange Act contains the procedures for including certain shareholder proposals in Federated's Information Statement and related materials. Shareholders entitled to vote may submit a shareholder proposal pursuant to Rule 14a-8 for the year 2002 Annual Meeting of Shareholders of Federated prior to December 1, 2001. Except under certain limited circumstances, the holders of Class B Common Stock are not entitled to vote their shares. Any shareholder proposals should be addressed to the Secretary of Federated, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

                             AUDIT COMMITTEE CHARTER

     The Board of Directors shall appoint annually the Audit Committee (the "Committee") which shall have the responsibility and authority as described below. Members of the Committee shall serve at the will of the Board of Directors.

COMPOSITION

     The Committee shall be comprised of not less than two directors until June 14, 2001 and after such date the Committee shall be comprised of not less than three members, each of which shall be an independent director for purposes of the New York Stock Exchange, independent of management and operating executives and free from any relationships that might in the opinion of the Board of Directors interfere with their exercise of independent judgment or be considered to be a conflict of interest. All Committee members shall be financially literate, or become financially literate within a reasonable period of time after appointment to the Committee and at least one member shall have accounting or related financial management expertise.

RESPONSIBILITY

      Responsibilities of the Committee shall be to:

     1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements.

     2.   Annually  review  and  assess  the  adequacy  of the  Audit  Committee
          Charter.

     3. Recognizing that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders, the Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent auditors.

     4 The Committee shall discuss with the independent auditors their independence from management and the Company including any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and ensure that the independent auditors submit on a periodic basis the written disclosures required by the Independence Standards Board. The Committee shall recommend to the Board of Directors that it take appropriate action in response to the auditors' report to satisfy itself of the independent auditor's independence.

     5. Review with the independent auditors and the Company's financial management the Company's administrative, operational and internal accounting controls and its prescribed fiscal procedures.

     6. Serve as an independent and objective party in the review of the financial information presented by management for distribution to shareholders and the general public.

FUNCTIONS

The functions of the Committee shall be to:

     1. Investigate any matter or activity, brought to the attention of the Committee involving financial accounting, reporting, conflict of interest and internal controls of the Company.

     2. Review the scope, general extent and adequacy of staffing pursuant to the annual audit plan and other activities of the independent auditors.

     3. Provide oversight of the internal and external audit efforts regarding the effectiveness of the accounting and financial controls, policies and procedures, and the effectiveness of the Company's business policies and practices through a review of reports by, and at regular meetings independently with, the internal and external auditors and accountants and with management, as appropriate.

     4. Review the audit plan of the internal audit function and monitor progress of the internal audit plan.

     5. Review with management and the independent auditors upon completion of the annual audit the financial statements and related SEC reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements

MEETING

     The Committee shall hold at least three meetings each year and others as deemed necessary by its chairperson. A report of all Committee meetings will be made to the Board of Directors.

Date Adopted: April 26, 2000

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SKU# 1746-IS01
G02596-01 (3/01)